UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange

Act of 1934

Date of Report (Date of Earliest Event Reported):

August 30, 2013

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2013, MEAS Deutschland GMBH, a subsidiary of Measurement Specialties, Inc. (the “Company”), pursuant to a stock purchase agreement, completed the acquisition of Sensotherm Temperatursensorik GmbH, a German limited liability company and Secon Kft., a Hungarian limited liability company (collectively “Sensotherm”), a designer and manufacturer of temperature sensors and probes, for EURO 5.2 million or approximately $7.0 million in cash, subject to certain adjustments described in the stock purchase agreement. The stock purchase agreement contains customary representations, warranties and indemnification rights and obligations of the parties. The description of the purchase agreement set forth above is qualified in its entirety by the full text of that agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this Item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press release issued by Measurement Specialties, Inc., dated September 3, 2013.
99.2	Stock Purchase Agreement dated August 30, 2013 for the acquisition of Sensotherm Temperatursensorik GmbH (“Sensotherm”), by and among Measurement Deutschland GMBH and György Bernitz and HEINRICH ZITZMANN.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: September 3, 2013